EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CHARMING SHOPPES, INC. APPOINTS
ANTHONY M. ROMANO AS PRESIDENT AND CHIEF EXECUTIVE OFFICER AND
BRIAN WOOLF AS GROUP PRESIDENT – LANE BRYANT

BENSALEM, PA, March 24, 2011 -- Charming Shoppes, Inc. (NASDAQ: CHRS), a leading multi-brand apparel retailer specializing in women's plus apparel, today announced the appointment of Anthony M. Romano as the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors, and the appointment of Brian Woolf as Group President – Lane Bryant, effective immediately.

Michael Goldstein, Chairman of the Board of Directors of Charming Shoppes, Inc. commented, “We are extremely pleased to announce Tony’s appointment as the President and Chief Executive Officer of Charming Shoppes and as a member of the Board of Directors.  Tony joined the Company in February 2009 as our Executive Vice President – Global Sourcing and Business Transformation and was promoted to the position of Chief Operating Officer of the Company in October 2010. Since then, he has also served as an acting chief executive officer assuming responsibility for the overall operations of the Company. Over the last several months, we have conducted a broad CEO candidate search, including both external and internal candidates.  Tony’s extensive experience managing and working in the many facets of apparel retail operations, and especially his knowledge and familiarity with Charming Shoppes in its current business turnaround mode were key considerations in his appointment.  We are delighted to have a person of Tony's caliber as our President and Chief Executive Officer.”

Prior to serving as Chief Operating Officer and Executive Vice President of Global Sourcing and Business Transformation at Charming Shoppes, Romano served as executive vice president, chief supply chain officer for Ann Taylor, Inc. from May 2005 through July 2008; as executive vice president, corporate operations for Ann Taylor from March 2004 through May 2005; and as senior vice president global logistics for Ann Taylor, Inc. from June 1997 through March 2004.  In his various leadership capacities Romano has had full executive accountability for global sourcing, technology, real estate, logistics, procurement, and loss prevention. Romano had previously spent eight years at Charming Shoppes in a variety of operational and financial roles before joining Ann Taylor in 1997.  He started his career as a certified public accountant with the predecessor firm to Ernst & Young, and is a summa cum laude graduate of Syracuse University where he was a four-year football letterman and an Academic All-American.

Commenting on his appointment, Romano said, “I am honored to have the privilege to lead the Charming Shoppes organization which is comprised of many talented and dedicated associates.  Charming Shoppes is home to me as this is where I began my retail career.  I believe our customer is underserved and I am passionate about providing her with the fashion, fit and value that she desires and deserves.    With our strong brands and solid foundation within a growing market niche, I am very optimistic about the long-term value of and opportunities for Charming Shoppes.  I would like to thank the Board of Directors for their confidence and look forward to the challenges that lie ahead.”

The Company announced that Brian Woolf has been appointed to the position of Group President – Lane Bryant, with responsibility for the Lane Bryant, Lane Bryant Outlet and Cacique intimate apparel brands.  In this expanded role, Woolf will continue to report to Romano, and Marla Anderson, President of the Company’s Lane Bryant Outlet division, will report to Woolf.

Woolf has served as the President of the Company’s Lane Bryant and Cacique brands since July 2008.  Prior to joining Lane Bryant, he was Chairman and Chief Executive Officer of Cache, Inc. for eight years.  Previous to Cache, he served in various retail-industry management and merchandising positions for nearly three decades at a number of well-known retailers including Limited Stores, Lazarus, Bloomingdale's and Macy's.

Tony Romano, President and Chief Executive Officer of Charming Shoppes, Inc., said, “I am happy to congratulate Brian on his promotion to Group President – Lane Bryant.  He has been and will continue to be an important and valuable business partner to me.  His 30-plus years of retail experience and merchandising skills will serve us well in accelerating the growth of our flagship brand.”

At January 29, 2011, Charming Shoppes, Inc. operated 2,064 retail stores in 48 states under the names LANE BRYANT®, CACIQUE®, LANE BRYANT OUTLET®, FASHION BUG®, FASHION BUG PLUS® and CATHERINES PLUS SIZES®.  The Company also operates the Figi's family of brands, including the holiday food and gifts catalog Figi's® Gifts in Good Taste®, the home and gifts catalog Figi's® Gallery and its wholesale unit Figi's Business Services. For more information about Charming Shoppes and its brands, please visit www.charmingshoppes.com, www.lanebryant.com, www.cacique.com, www.fashionbug.com, www.catherines.com, www.loop18.com, www.figis.com, and www.figisgallery.com.

Safe Harbor Statement
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company's operations, performance, executive management changes, and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the failure to successfully execute our in-stock inventory strategy could result in higher than planned levels of promotional activity in order to sell through excess inventory, the failure to successfully execute our business plans could result in lower than planned sales and profitability, the failure to realize the benefits from the sale of our credit card program to, and the operation of our credit card program by, our third-party provider, the impact of changes in laws and regulations governing credit cards could limit the availability of, or increase the cost of, credit to our customers,  the failure to enhance the Company's merchandise and marketing and accurately predict fashion trends, customer preferences and other fashion-related factors, the failure of growth in the women's plus apparel market, the failure to continue receiving financing at an affordable cost through the availability of credit we receive from our bankers, suppliers and their agents, the failure to effectively implement our planned store closing plans, the failure to continue receiving accurate and compliant e-commerce and third-party processing services,  the failure to achieve improvement in the Company's competitive position, the failure to maintain efficient and uninterrupted order-taking and fulfillment in our e-commerce and direct-to-consumer businesses, extreme or unseasonable weather conditions, economic downturns, escalation of energy and transportation costs, adverse changes in the costs or availability of fabrics and raw materials, a weakness in overall consumer demand, the failure to find suitable store locations, increases in wage rates, the ability to hire and train associates, trade and security restrictions and political or financial instability in countries where goods are manufactured, the failure of our vendors to deliver quality and timely shipments in compliance with applicable laws and regulations, the interruption of merchandise flow from the Company's centralized distribution facilities and third-party distribution providers, inadequate systems capacity, inability to protect trademarks or other intellectual property, competitive pressures, and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:	Gayle M. Coolick
Vice President, Investor Relations
215-638-6955